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                                                                   EXHIBIT 10.33











                                MERGER AGREEMENT

                                      AMONG

                              A.C.F. IMPORTS, INC.
                            A.C.F. ACQUISITION, INC.
                        DOWLING'S FLEET SERVICE CO., INC.
                                       AND
                             OAKHURST COMPANY, INC.

                              DATED: JUNE 30, 2000





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                                MERGER AGREEMENT


         THIS MERGER AGREEMENT (this "Agreement") is entered into as of the 30th day of June, 2000 by and among A.C.F. IMPORTS, INC., a New York corporation (the "Buyer"); A.C.F. ACQUISITION, INC., a New York corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"); DOWLING'S FLEET SERVICE CO., INC., a New York corporation (the "Target"); and OAKHURST COMPANY, INC., a Delaware corporation and parent of the Target (the "Target Stockholder"). The Buyer, the Transitory Subsidiary, the Target and the Target Stockholder are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will acquire by merger all of the outstanding capital stock of the Target for cash through a reverse subsidiary merger of the Transitory Subsidiary with and into the Target.


         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


         1. DEFINITIONS.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Buyer" has the meaning set forth in the preface, above.

         "Buyer Disclosure Schedule" has the meaning set forth in Section 4.

         "Buyer Indebtedness" has the meaning set forth in the Section 2(f).

         "Cash Consideration" has the meaning set forth in Section 2(b).

         "Certificate of Merger" has the meaning set forth in Section 2(d)(i).

         "Closing" has the meaning set forth in Section 2(c).

         "Closing Date" has the meaning set forth in Section 2(c).

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.



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         "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FINOVA" means FINOVA Capital Corporation.

         "FINOVA Debt" means the debt due from the Target to FINOVA, but only with respect to amounts borrowed by the Target in connection with the operations of the Target, the outstanding principal balance of which was $1,470,000 as of May 26, 2000.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 8(c)(i) below.

         "Indemnifying Party" has the meaning set forth in Section 8(c)(i) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications,



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registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in Section 2(a).

         "Merger Consideration" has the meaning set forth in Section 2(b).

         "Most Recent Financial Statements" has the meaning set forth in Section 3(h).

         "Most Recent Fiscal Quarter End" has the meaning set forth in Section 3(h).

         "Most Recent Fiscal Year End" has the meaning set forth in Section
3(h).

         "Oakhurst Plan" means The Oakhurst Company, Inc. Profit Sharing Plan.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Party" has the meaning set forth in the preface, above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Pre-Closing Board" has the meaning set forth in Section 2(f).

         "Pre-Closing Period" shall mean the period beginning on the date of this Agreement and ending on the earlier of (a) the Closing Date, (b) the day which is one hundred twenty (120) days after the date of this Agreement, as the same may be extended in writing by the Parties, or (c) the date this Agreement is terminated in accordance with the provisions of Section 7(a).

         "Securities Act" means the Securities Act of 1933, as amended.



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         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens; (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2(a).

         "Target" has the meaning set forth in the preface, above.

         "Target Disclosure Schedule" has the meaning set forth in Section 3.

         "Target Share" means any share of the Common Stock, $10.00 par value per share, of the Target.

         "Target Stockholder" has the meaning set forth in the preface, above.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(c) below.

         "Transitory Subsidiary" has the meaning set forth in the preface, above.


         2. BASIC TRANSACTION.

             (a) The Merger. On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "Merger") on the Closing Date. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").

             (b) Merger Consideration. The consideration for the Merger (the "Merger Consideration") to be paid by the Buyer shall be equal to the sum of (i) $1.00 (the "Cash



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Consideration") and (ii) the balance, including principal and accrued interest, of the FINOVA Debt as of the Closing Date. The Merger Consideration shall be paid as provided in Section 2(d)(ii) and Section 2(d)(iii).

             (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Harter, Secrest & Emery LLP in Buffalo, New York on such date as the parties shall agree upon (the "Closing Date"); provided, however, that the Closing Date shall occur no later than one hundred twenty (120) days following the date of this Agreement.

             (d) Actions at the Closing. At the Closing (or on such other date indicated below):

                  (i) the Target and the Transitory Subsidiary will file with the Secretary of State of the State of New York a Certificate of Merger in the form attached hereto as Exhibit 2(d)(i) (the "Certificate of Merger");

                  (ii) the Buyer will deliver to the Target Stockholder the Cash Consideration;

                  (iii) on the Closing Date (or such other date as may be agreed upon by the Buyer and FINOVA), the Buyer will pay to FINOVA an amount equal to the outstanding balance, including principal and accrued interest, of the FINOVA Debt;

                  (iv) the Buyer and the Transitory Subsidiary will deliver to the Target Stockholder the various certificates, instruments, and documents referred to in Section 6(b), below;

                  (v) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a), below; and

                  (vi) the Target Stockholder will deliver at and as of the Closing Date, to the Buyer the various certificates, instruments and documents referred to in Section 6(a) below.

             (e) Effect of the Merger.

                  (i) General. The Merger shall become effective at the time the Target and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of New York. The Merger shall have the effect set forth in the Business Corporation Law of the State of New York. The Surviving Corporation may, at any time after the Closing Date, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Closing Date to read as did the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Closing Date.



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                  (iii) Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Closing Date to read as did the Bylaws of the Transitory Subsidiary immediately prior to the Closing Date.

                  (iv) Directors and Officers. The directors and officers of the Transitory Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Closing Date (retaining their respective positions and terms of office).

                  (v) Status of Target Shares. No Target Share shall be deemed to be outstanding or to have any rights after the Closing Date other than the right to receive the Merger Consideration.

                  (vi) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Closing Date, each share of common stock, no par value per share, of the Transitory Subsidiary shall be converted into one share of Class A Voting common stock, $10.00 par value per share, of the Surviving Corporation.

             (f) Operation of Business Prior to the Closing. The Target Stockholder agrees to vote its shares of the Target to elect the following three Persons to serve as directors of the Target during the Pre-Closing Period (the "Pre-Closing Board"): Maarten D. Hemsley (or such other person as is nominated in writing by the Target Stockholder) and John C. Romanelli and Patricia M. Nolan (or such other two Persons as are nominated in writing by the Buyer). The Pre-Closing Board shall be responsible for the management of the operations of the Target during the Pre-Closing Period, subject to the terms of this Agreement. Notwithstanding the foregoing, unless authorized by the Board of Directors of the Target Stockholder, the Pre-Closing Board shall not authorize or permit the Target to (i) borrower from FINOVA any amount which, when added to the FINOVA Debt, exceeds the amounts available under the existing loan documents relating to the FINOVA Debt, or (ii) incur any indebtedness for borrowed money (other than for purchases of inventory in the ordinary course of business) to any lender other than FINOVA or the Buyer. The Buyer agrees that during the Pre-Closing Period, it shall make loans to the Target for working capital, as needed by the Target from time to time, in an aggregate amount of up to $500,000. In addition, the Buyer may, within its discretion from time to time, extend credit to the Target for purchases of inventory on Buyer's customary credit terms. The Target Stockholder hereby consents to, and agrees to vote if necessary to approve, the following actions of the Target during the Pre-Closing Period, as authorized from time to time by the Pre-Closing Board: (1) the borrowing of funds for working capital from the Buyer, which borrowings shall bear a reasonable rate of interest, be payable within sixty (60) days after demand (provided that such demand shall not be made prior to the earlier of the Closing or the termination of this Agreement), subject to the provisions of any applicable promissory notes, and be secured by a security interest in all of the Target's tangible and intangible assets (subject to the consent of FINOVA), all of which may but need not be evidenced by a promissory note; and (2) the purchasing of inventory on credit from the Buyer, which purchase obligations (for purchases of inventory both prior to and subsequent to the date hereof) are to be secured by a security interest in all of the Target's tangible and intangible assets (subject to the consent of FINOVA) and are to be in accordance with Buyer's customary credit terms. All indebtedness (including principal, interest and other amounts) due to the Buyer from the Target



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pursuant to the working capital loans and inventory sales described in this
Section 2(f) shall be referred to herein as the "Buyer Indebtedness." During the Pre-Closing Period, the Pre-Closing Board may authorize the Target to repay any or all of the Buyer Indebtedness with available cash, to the extent permitted by FINOVA. Any renewal fee or similar fee which becomes due to FINOVA as a result of the obtaining FINOVA's consent to the transactions contemplated hereby shall be paid by the Target, and the Target Stockholder shall have no obligation to pay such fee.

         3. REPRESENTATIONS AND WARRANTIES OF THE TARGET AND TARGET STOCKHOLDER. The Target and the Target Stockholder jointly and severally represent and warrant to the Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except (i) as set forth in the disclosure schedule accompanying this Agreement (the "Target Disclosure Schedule"), (ii) for any non-conformity resulting from matters authorized by the Pre-Closing Board during the Pre-Closing Period, as provided in Section 2(f), and (iii) those representations and warranties which address matters only as of a particular date, which representations and warranties are true and correct as of that date. The Target Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

             (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition, business or assets of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The jurisdiction of incorporation and each jurisdiction in which the Target and its Subsidiaries are qualified to conduct business are set forth in Section 3(a) of the Target Disclosure Schedule. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 3(a) of the Target Disclosure Schedule lists the directors and officers of the Target. The Target has delivered to the Buyer correct and complete copies of the charter and bylaws of the Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

             (b) Capitalization. The entire authorized capital stock of the Target consists of 2,000 Target Shares, $10 par value per share, of which one thousand (1,000) shares are designated Class A Voting Shares and one thousand (1,000) shares are designated Class B Non-Voting Shares. One hundred (100) Class A Voting Target Shares are issued and outstanding and one hundred (100) Class A Voting Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and non-assessable and all are held of record and beneficially owned by the Target Stockholder, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws). There are no



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outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

             (c) Authorization of Transaction. The Target has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Target Stockholder's approval. Subject to the approval by the Target Stockholder's board of directors, the execution and delivery of this Agreement by Target and the Target's consummation of the transactions contemplated hereby have all been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of the Target and the Target Stockholder, enforceable in accordance with its terms and conditions except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally.

             (d) Noncontravention. To the Knowledge of the officers and directors of the Target Stockholder and the Target, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) other than with respect to certain agreements evidencing the FINOVA Debt, which is to be repaid by the Buyer as a portion of the Merger Consideration, and except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, assets or financial condition of either the Target or its Subsidiaries or the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the officers and directors of the Target Stockholder and the Target, and other than in connection with the provisions of the Business Corporation Law of the State of New York and applicable state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to give notice, file or obtain any authorization, consent or approval would not have a material adverse effect on the business, assets or financial condition of either the Target or its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement.



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             (e) Brokers' Fees. None of the Target and its Subsidiaries or the
Target Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

             (f) Title to Assets. Except as provided in Section 3(f) of the Target Disclosure Schedule, the Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown in the Most Recent Financial Statements, or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements and except for security interests securing the FINOVA Debt, which is to be repaid by the Buyer as a portion of the Merger Consideration.

             (g) Subsidiaries.

                  (i) The Target's sole Subsidiary is G&O Sales Company, a Pennsylvania corporation, which has 250 authorized shares, $100 par value per share, of which all 250 shares have been issued to, and are held beneficially and of record by, the Target; all such shares have been duly authorized and are validly issued, fully paid, and non-assessable and are free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Security Interests (other than those that will be released concurrently with the Closing), options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

                  (ii) The Target has delivered to the Buyer correct and complete copies of the charter and bylaws of each Subsidiary of the Target (as amended to date) and the names of the officers and directors of such Subsidiary.

                  (iii) There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Target and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock (other than this Agreement).

                  (iv) There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target.

                  (v) None of the Subsidiaries of the Target is in default under or in violation of any provision of its charter or bylaws.

                  (vi) None of the Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association, other than control by the Target of its Subsidiaries.

             (h) Financial Statements. Attached hereto as Exhibit 3(h) are the following financial statements (collectively the "Financial Statements"): (i) balance sheets and statements of income as of and for the fiscal years ended February 28, 1998 and February 28, 1999 and for the



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fiscal year ended February 29, 2000 (the "Most Recent Fiscal Year End") for the
Target and its Subsidiaries; and (ii) interim balance sheets and statements of income as of and for the one month period ended March 31, 2000 for the Target and its Subsidiaries. The Financial Statements as of the Most Recent Fiscal Year End are referred to herein as the "Most Recent Financial Statements". The Financial Statements have been included in the consolidated financial statements of the Target Stockholder for the same periods, which consolidated financial statements of the Target Stockholder, with the exception of the interim financial statements, have been audited, have been prepared, with the exception of the interim financial statements in that no footnotes are provided, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the consolidated financial condition of the Target Stockholder, the Target and its subsidiaries. The foregoing balance sheets exclude the FINOVA Debt, inter-company debt between the Target and the Target Stockholder, and cash.

         (i) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End through May 26, 2000, there has not been any material adverse change in the business, financial condition, assets, operations, results of operations, or future prospects of any of the Target and its Subsidiaries. Without limiting the generality of the foregoing, between the date of the Most Recent Fiscal Year End and May 26, 2000:

                  (i) none of the Target and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) none of the Target and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (iii) no party (including any of the Target and its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000, to which any of the Target and its Subsidiaries is a party or by which any of them is bound;

                  (iv) none of the Target and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) none of the Target and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $10,000, or outside the Ordinary Course of Business;

                  (vi) none of the Target and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person either involving more than $10,000, or outside the Ordinary Course of Business;

                  (vii) none of the Target and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed



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money with the exception of the FINOVA Debt, which is to be repaid by the Buyer as a portion of the Merger Consideration;

                  (viii) except as set forth in Section 3(i)(viii) of the Target Disclosure Schedule, none of the Target and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities beyond the applicable due dates or outside the Ordinary Course of Business;

                  (ix) except as set forth in Section 3(i)(ix) of the Target Disclosure Schedule, none of the Target and its Subsidiaries has canceled, compromised, waived, or released any right or claim either involving more than $10,000, or outside the Ordinary Course of Business;

                  (x) none of the Target and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property either in writing or outside the Ordinary Course of Business;

                  (xi) there has been no change made or authorized in the charter or bylaws of any of the Target and its Subsidiaries;

                  (xii) none of the Target and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock (other than as provided for in this Agreement);

                  (xiii) none of the Target and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) none of the Target and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) none of the Target and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) none of the Target and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) except as set forth in Section 3(i)(xvii) of the Target Disclosure Schedule, none of the Target and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) none of the Target and its Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) none of the Target and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) none of the Target and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) except as set forth in Section 3(i)(viii) of the Target Disclosure Schedule, there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Target and its Subsidiaries; and

                  (xxii) none of the Target and its Subsidiaries has committed to do any of the foregoing.


             (j) Undisclosed Liabilities. None of the Target and its Subsidiaries has any Liability, except for (i) Liabilities set forth in the Most Recent Financial Statements, and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business, all of which are reflected in the books and records of Target.

             (k) Legal Compliance. To the Knowledge of the officers and directors of the Target Stockholder and the Target, each of the Target and its Subsidiaries has complied with all applicable laws of federal, state, local, and foreign governments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

             (l) Tax Matters.

                  (i) The Target Stockholder has filed all consolidated federal Tax Returns with respect to the Target and its Subsidiaries that it was required to file. Each of the Target and its Subsidiaries has filed all other Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and payable by any of the Target and its Subsidiaries or by the Target Stockholder with respect to the Target and its Subsidiaries have been paid. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return, other than the customary six-month extension with respect to the 1999 tax year. To the Knowledge of the officers and directors of the Target and the Target Stockholder, no claim has ever been made by an authority in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of the Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) None of the Target and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (iv) The unpaid Taxes of the Target and its Subsidiaries (A) did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Most Recent Financial Statements; and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries in filing their Tax Returns.

             (m) Owned Real Property. Neither the Target nor any of its Subsidiaries owns any real property.

             (n) Leased Real Property. Section 3(n) of the Target Disclosure Schedule lists and describes briefly all real property leased to any of the Target and its Subsidiaries. The Target has delivered to the Buyer correct and complete copies of the leases listed in Section 3(n) of the Target Disclosure Schedule (as amended to date). With respect to each lease listed in Section 3(n) of the Target Disclosure Schedule:

                  (i) the lease is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) to the Knowledge of the officers and directors of the Target Stockholder and the Target, (i) no party to the lease is in breach or default; and (ii) no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iii) no party to the lease has repudiated any provision thereof;

                  (iv) except as set forth in Section 3(n) of the Target Disclosure Schedule, there are no material disputes or oral agreements in effect as to the lease;

                  (v) none of the Target and its Subsidiaries has assigned, subleased, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold;

                  (vi) all facilities leased thereunder have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                  (vii) all facilities leased thereunder are supplied with utilities and other services necessary for the operation thereof.

             (o) Intellectual Property. The Target and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target and its Subsidiaries as presently conducted.

                  (i) To the Knowledge of the directors and officers of the Target and the Target Stockholder,

                          (A) none of the Target and its Subsidiaries has
interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties,

                          (B) none of the Target and its Subsidiaries has ever
received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Target and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party), and

                           (C) no third party has interfered with, infringed
upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Target and its Subsidiaries.

                  (ii) Section 3(o)(ii) of the Target Disclosure Schedule identifies each patent or registration which has been issued to any of the Target and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Target and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other written permission which any of the Target and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Target has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3(o)(ii) of the Target Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Target and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
Section 3(o)(ii) of the Target Disclosure Schedule:

                           (A) the Target and its Subsidiaries possess all
right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction, except for security interests securing the FINOVA Debt, which is to be repaid by the Buyer as a portion of the Merger Consideration;

                           (B) the item is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the directors and officers of the

Target and the Target Stockholder, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) none of the Target and its Subsidiaries has ever
agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iii) None of the Target or its Subsidiaries uses any Intellectual Property that any third party owns pursuant to license, sublicense, agreement, or permission other than licenses implied by the sale of goods.

             (p) Tangible Assets. The Target and its Subsidiaries own or lease all machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, and is in good operating condition and repair (subject to normal wear, tear and obsolescence).

             (q) Inventory. The inventory of the Target and its Subsidiaries consists of supplies and purchased parts, all of which is merchantable and fit for the purpose for which it was procured, subject only to the reserve for the inventory write-down for inventory which is slow-moving, obsolete, damaged, or defective as set forth in the Most Recent Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries.

             (r) Contracts. Section 3(r) of the Target Disclosure Schedule lists the following contracts and other agreements to which any of the Target and its Subsidiaries is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Target and its Subsidiaries, involve consideration in excess of $10,000 or which was entered into outside the Ordinary Course of Business;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible, other than agreements or guaranties relating to the FINOVA Debt, which is to be repaid by the Buyer as a portion of the Merger Consideration;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement with any of the Target Stockholder and its affiliates (other than the Target and its Subsidiaries) other than agreements or guaranties relating to the FINOVA Debt, which is to be repaid by the Buyer as a portion of the Merger Consideration;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Target and its Subsidiaries; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

The Target has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(r) of the Target Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(r) of the Target Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect as of the Closing Date on identical terms upon the consummation of the transactions contemplated hereby; (C) to the Knowledge of the officers and directors of the Target Stockholder and the Target, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

             (s) Notes and Accounts Receivable. All notes and accounts receivable of the Target and its Subsidiaries are reflected properly on their books and records; are valid receivables subject to no defenses, setoffs or counterclaims; and are current and will be collected in accordance with their terms at their recorded amounts, except to the extent of any reserve for bad debts set forth in the Most Recent Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries.

             (t) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target and its Subsidiaries other than those given to freight forwarders in connection with the importation of goods, if any.

             (u) Insurance. Section 3(u) of the Target Disclosure Schedule sets forth the following information with respect to each insurance policy to which any of the Target and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

                  (iii) the policy number and the period of coverage.

             (v) Litigation. Section 3(v) of the Target Disclosure Schedule sets forth each instance in which any of the Target and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, or ruling; or
(ii) is a party or, to the Knowledge of the officers and directors of the Target Stockholder and the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(v) of the Target Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Target and its Subsidiaries.

             (w) Product Warranty. Each product sold by any of the Target and its Subsidiaries has been sold pursuant to the warranty of the manufacturer of the product. Section 3(w) of the Target Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Target and its Subsidiaries. None of the Target and its Subsidiaries has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for product warranty claims set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of the Target and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

             (x) Product Liability. To the Knowledge of the officers and directors of the Target Stockholder and the Target, none of the Target and its Subsidiaries has any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold by Target or its Subsidiaries.

             (y) Employees.

                  (i) None of the Target and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Target and its Subsidiaries has committed any unfair labor practice. None of the officers and directors of the Target Stockholder and the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target and its Subsidiaries.

                  (ii) The Target and its Subsidiaries are in full compliance with all applicable laws, rules, regulations, standards and contracts relating to employment, including those relating to wages, hours, working conditions, hiring, promotion, occupational health and safety (including those dealing with employee handling or use of or exposure to hazardous or toxic substances and the training of employees with respect to such substances), and the payment and withholding of taxes and other similar obligations, and the Target and its Subsidiaries have not received any notice of any violation of any such rules, law, regulation, standard or contract. The Target and its Subsidiaries are in full compliance with all applicable affirmative action and equal employment opportunity obligations arising under any state or federal law, regulation, executive order or ordinance, or any contract or subcontract with any governmental entity or other person. The Target and its Subsidiaries have withheld from the wages and salaries of their respective employees as is required by law and are not liable for any arrears or wages or any tax or penalty in connection therewith.

                  (iii) Except as set forth in Section 3(y)(iii) of the Target Disclosure Schedule, there is no employment-related claim, cause of action, grievance, judgment or other adverse charge or decision of any kind (including any in the nature of employment discrimination of any type, breach of contract, wrongful discharge, retaliation, health, safety or right-to-know violations, child labor violations, or non-payment of wages, benefits or wage supplements), under any law, rule, regulation, standard, collective bargaining agreement or other contract, pending against any of the Target and its Subsidiaries or any of their respective officer, employees or agents and, to the Knowledge of the officers and directors of the Target and Target Stockholder, there is no basis for any such claim, cause or action, grievance, judgment or other adverse charge or decision.

                  (iv) To the Knowledge of the officers and directors of the Target and the Target Stockholder, no current or former employee of the Target and its Subsidiaries has any claim against the Target and its Subsidiaries or any of their respective officers, employees or agents under any law, rule, regulation, standard or contract on account of or for overtime pay (other than overtime pay for the current payroll period), wages or salary for any period other than the current payroll period, vacation, holiday or other time off or pay in lieu thereof (other than time off or pay in lieu thereof earned in respect of the current year), or any violation of any law, rule, regulation, standard or contract relating to the payment of wages, fringe benefits, wage supplements or hours of work.

                  (v) Except as set forth in Section 3(y)(v) of the Target Disclosure Schedule, none of the Target, its Subsidiaries, the Buyer and the Transitory Subsidiary is, or, as a result of the consummation of the transactions contemplated by this Agreement, will be, liable for severance pay or any other payment of monies to any employee of the Target or its Subsidiaries as the result of the execution of this Agreement or the parties' performance of its terms, or for any other reason in any way related to the consummation of the transactions contemplated hereby, including any change of ownership or any change in the employing entity.

                  (vi) The Target and its Subsidiaries are in full compliance with all employment-related notice, reporting and filing requirements and obligations, including those under the Immigration Reform and Control Act
(IRCA), and the Worker Adjustment and Retraining Notification Act (WARN plant closing and mass layoff notification).

             (z) Employee Benefits.

                  (i) Section 3(z) of the Target Disclosure Schedule lists each Employee Benefit Plan that any of the Target and its Subsidiaries maintains or to which any of the Target and its Subsidiaries contributes or has any obligation to contribute.

                  (ii) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (iii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (iv) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (v) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a favorable determination letter from the Internal Revenue Service that it is a "qualified plan".

                  (vi) None of the Target and its Subsidiaries contributes to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (vii) The Target has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

             (aa) Guaranties. Except for certain guarantees by Target of G&O Sales Company obligations set forth in Section 3(aa) of the Target Disclosure Schedule and except as will be discharged at the Closing, none of the Target or its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

             (bb) Environment, Health, and Safety.

                  (i) To the Knowledge of the officers and directors of Target Stockholder and the Target, each of the Target, its Subsidiaries, and their respective predecessors has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                  (ii) Without limiting the generality of the foregoing, each of the Target and its Subsidiaries has obtained and complied in all material respects with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth in Section 3(bb)(ii) of the Target Disclosure Schedule.

                  (iii) Neither the Target, its Subsidiaries, nor to the Knowledge of the officers and directors of the Target and the Target Stockholder, their respective predecessors, has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (iv) To the Knowledge of the officers and directors of the Target Stockholder and the Target, except as described in (A) the Phase I Environmental Site Assessment Report dated August 1994 prepared by ENSR Consulting and Engineering for Target Stockholder and (B) the Phase I Environmental Site Assessment Report dated February 29, 1996 prepared by GZA Geo Environmental, Inc. for the Target Stockholder, copies of which were delivered to Buyer, none of the following exists at any property or facility operated by the Target or its Subsidiaries: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (v) To the Knowledge of the officers and directors of the Target Stockholder and the Target, none of the Target, its Subsidiaries, or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of

1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                  (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called
"transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (vii) Neither the Target, its Subsidiaries, nor any of their respective predecessors has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (viii) No facts, events or conditions relating to the past or present facilities, or properties occupied by the Target or its Subsidiaries or operations of the Target, its Subsidiaries, or, to the Knowledge of the officers and directors of the Target and the Target Stockholder, any of their respective predecessors or Affiliates and occurring on or before the Closing Date, will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

             (cc) Certain Business Relationships With the Target and Its Subsidiaries. The Target Stockholder does not own any asset, tangible or intangible, which is used in the business of any of the Target and its Subsidiaries.

             (dd) Suppliers and Customers. The Target's major suppliers are Buyer, Modine Manufacturing Company ("Modine"), Go\Dan Industries, CSF and Spectra Premium Industries. Except as otherwise disclosed in Section 3(dd) of the Target Disclosure Schedule:

                  (i) the Buyer, the Target and the Target Stockholder have received a copy of Modine's Proposed 2000 Program for Target, as set forth in a letter dated May 24, 2000 from Modine to the Target (the "Modine Proposal"). The Modine Proposal sets forth the proposed terms on which Modine will sell inventory to the Target. To the knowledge of the Target and the Target Stockholder, Modine has not changed any of terms set forth in the Modine proposal or otherwise amended or modified the Modine Proposal;

                  (ii) except for Buyer, since the Most Recent Fiscal Year End, no supplier including, without limitation, Modine, or customer of Target or its Subsidiaries has cancelled or otherwise terminated, or made any written or oral threat to the Target or its Subsidiaries or Target Stockholder to cancel or otherwise terminate, for any reason, including the contemplated consummation of the Merger, its relationship with Target or its Subsidiaries, or has decreased materially its services or products supplied to the Target or its Subsidiaries in the case of any such supplier, or its usage of the services or products of the Target or its Subsidiaries, in the case of any such customer; and

                  (iii) neither the Target nor the Target Stockholder has any knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with the Target or its Subsidiaries or to decrease materially its services or products supplied to the Target or its Subsidiaries, or its usage of the services or products of the Target or its Subsidiaries, as the case may be.

             (ee) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.


         4. REPRESENTATIONS AND WARRANTIES OF THE TARGET STOCKHOLDER, BUYER AND THE TRANSITORY SUBSIDIARY.

             (a) Representations and Warranties of the Target Stockholder. The Target Stockholder represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Section 4(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4(a)) with respect to itself.

                  (i) Organization of Target Stockholder. The Target Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Target Stockholder has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Target Stockholder and the consummation of the transactions contemplated hereby have all been, or will be by Closing, duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of the Target Stockholder, enforceable in accordance with its terms and conditions except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally. The Target Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target Stockholder is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target Stockholder is a party or by which it is bound or to which any of its assets is subject other than with respect to certain agreements evidencing the FINOVA Debt, which is to be repaid by the Buyer as a portion of the Merger Consideration.

                  (iv) Brokers' Fees. The Target Stockholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

             (b) Representations and Warranties of the Buyer and Transitory Subsidiary. Each of the Buyer and the Transitory Subsidiary represents and warrants to the Target and the Target Stockholder that the statements contained in this Section 4(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4(b)), except as set forth in the Buyer Disclosure Schedule. The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4(b).

                  (i) Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary, and their consummation of the transactions contemplated hereby, have all been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally.

                  (iii) Noncontravention. To the Knowledge of any director or officer of the Buyer and the Transitory Subsidiary, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement and except where appropriate waivers or consents have been obtained. To the Knowledge of any director or officer of the Buyer and the Transitory Subsidiary, and other than in connection with the provisions of the Business Corporation Law of the Sate of New York and applicable state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (iv) Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.


         5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

             (a) General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6, below).

             (b) Notices and Consents. The Target and/or Target Stockholder, as applicable, will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use commercially reasonable efforts to obtain (and will cause each of its Subsidiaries to use commercially reasonable efforts to obtain) any third-party consents, that the Buyer reasonably may request in connection with the matters referred to in Sections 3(d) and 4(a)(iii), above.

             (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3(d) and 4(a)(iii), above.

             (d) Operation of Business. During the Pre-Closing Period, neither the Target Stockholder nor the Buyer will cause or permit any of the Target and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or commit to any of the foregoing, except as authorized by the Pre-Closing Board in accordance with
Section 2(f). Without limiting the generality of the foregoing, except as authorized by the Pre-Closing Board in accordance with Section 2(f), neither the Target Stockholder nor the Buyer will cause or permit any of the Target and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) prepay any indebtedness, (iii) take any action or engage in any conduct that could impair or adversely affect the Target's relationships with any of its customers or suppliers, or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(i) above.

             (e) Preservation of Business. Each Party will cause each of the Target and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

             (f) Full Access. The Target will (and will cause each of its Subsidiaries to) permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. Each of the Buyer and the Transitory Subsidiary will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this Section 5(f); will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

             (g) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Sections 3 and 4, above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement its respective disclosure schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

             (h) Insurance and Indemnification. The Buyer will not take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Target for the benefit of any individual who served as a director or officer of the Target at any time prior to the Closing Date.

             (i) Exclusivity. Between the date of this Agreement and the earlier of Closing or termination of this Agreement as provided herein, the Target Stockholder will not (and the Target Stockholder will not cause or permit any of the Target and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Target Stockholder will not vote its Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Target Stockholder will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

             (j) Further Assurances. The parties agree to execute and deliver, or to cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

             (k) Insurance Policies. To the extent any insurance policies or insurance products in any Employee Benefit Plan were obtained by or through Target Stockholder for the benefit and at the cost and expense of the Target and/or its Subsidiaries, including without limitation, property and casualty insurance, group life or disability insurance and workers' compensation insurance, any premium refunds, credits, rebates or audit adjustments (collectively, "Premium Refunds") shall be and remain the property of the Target and/or its Subsidiaries and the Target Stockholder agrees to make application promptly after the Closing for any such Premium Refunds with the insurance carrier and to pay or cause such Premium Refunds to be paid to the Buyer on behalf of the Target and/or its Subsidiaries promptly upon receipt or issuance. Target Stockholder shall provide copies of all applications for Premium Refunds to the Buyer. The parties agree to cooperate in the preparation or processing of such application and cancellation of such insurance policies or products. This covenant shall survive the Closing.

             (l) Confidentiality. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective affiliates, employees, agents and representatives (a "Receiving Party") shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party hereto (a "Disclosing Party") which it may have acquired from the Disclosing Party in the course of pursuing the transactions contemplated by this Agreement or any of the documents executed in connection therewith without the prior consent of the Disclosing Party; provided, that any information that is known to the Receiving Party prior to disclosure by the Disclosing Party or which otherwise is or becomes publicly available, without breach of this provision, or which has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information. The obligations of the parties under this Section shall survive the Closing or the termination of this Agreement.

             (m) Covenant Not to Compete. In order to assure that Buyer will realize the benefits of the Merger, Target Stockholder agrees for itself and any of its Subsidiaries that for a period of five (5) years from and after the Closing Date, Target Stockholder and its Subsidiaries will not engage, directly or indirectly, in any business that the Target or any of its Subsidiaries conducts as of the Closing Date in any geographic area in which Target or any of its Subsidiaries conducts that business as of the Closing Date. Target Stockholder agrees and acknowledges that the restrictions contained in this
Section 5(m) are reasonable in scope and duration and are necessary to protect Buyer and the Target after the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5(m) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. The Parties agree and acknowledge that the breach of this Section 5(m) will cause irreparable damage to Buyer and upon any breach or threatened breach of this Section 5(m), Buyer shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that the foregoing remedies shall in no way limit any other remedies which Buyer may have (including, without limitation, the right to such monetary damages). Target Stockholder shall be liable for and pay to Buyer any and all costs and expenses, including reasonable attorneys' fees, incurred by Buyer in successfully enforcing the provisions of this Section 5(m).

             (o) Release of Liability. On or before the Closing Date, the Target and the Target Stockholder shall cause the Target to be released from, and the Target Stockholder will indemnify the Buyer pursuant to Section 8(a) for, any and all liabilities (i) due directly from the

Target to the Target Stockholder or its Affiliates, (ii) due or which may become due from the Target to any third party including, without limitation, FINOVA, with respect to obligations of the Target Stockholder or its Affiliates which have been guaranteed by the Target, or (iii) relating to loans due from the Target or the Target Stockholder to Joseph Quattrochi and Robert Keane. On or before the Closing, the Target and the Target Stockholder will obtain from any third party lenders and vendors including, without limitation, FINOVA, releases of the Target from any guarantees of indebtedness made by the Target on behalf of the Target Stockholder or its Affiliates. The Target hereby releases the Target Stockholder from any and all liability for any amounts due and owing as of the Closing from the Target Stockholder to the Target; provided, however, that this release is not intended to, and shall not, release the Target Stockholder from, any of its obligations under this Agreement.

             (p) Employee Benefit Plans. If any Employee Benefit Plan which is an Employee Pension Benefit Plan fails to meet the requirements of a "qualified plan" under Code Sec. 401(a) or has not received a favorable determination letter from the Internal Revenue Service that it is a "qualified plan", the Target Stockholder, at the Target Stockholder's expense, agrees to take all steps reasonably necessary, both prior to or after the Closing, to correct any defects as may be necessary for such Employee Benefit Plan to meet the requirements for a "qualified plan" or, at the election of Buyer, to terminate such Employee Benefit Plan effective prior to the Closing.

         6. CONDITIONS TO OBLIGATION TO CLOSE.

             (a) Conditions to Obligation of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the approval of the Target Stockholder's board of directors;

                  (ii) the representations and warranties set forth in Sections 3 and 4(a), above, shall be true and correct in all material respects at and as of the Closing Date, except for any non-conformity resulting from matters authorized by the Pre-Closing Board during the Pre-Closing Period, as provided in Section 2(f);

                  (iii) the Target and the Target Stockholder shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) there shall have been no material adverse change in the business, financial condition, assets, operations, results of operations, or future prospects of any of the Target and its Subsidiaries, except for changes resulting from matters authorized by the Pre-Closing Board during the Pre-Closing Period, as provided in Section 2(f);

                  (vi) each of the Target and Target Stockholder shall have delivered to the Buyer and the Transitory Subsidiary a certificate, in form and substance reasonably acceptable to the Buyer and the Transitory Subsidiary and their counsel, to the effect that each of the conditions specified above in
Section 6(a)(i)-(v) is satisfied in all respects;

                  (vii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(d) and 4(a)(iii) and (b)(iv), above;

                  (viii) the Buyer and the Transitory Subsidiary shall have received from counsel to the Target and the Target Stockholder an opinion in form and substance reasonably acceptable to the Buyer and the Transitory Subsidiary and their counsel, addressed to the Buyer and the Transitory Subsidiary, and dated as of the Closing Date;

                  (ix) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of the Target and the Target's Subsidiaries other than any representatives of Buyer serving on the Pre-Closing Board and those whom the Buyer shall have specified in writing at least 5 business days prior to the Closing;

                  (x) the Buyer and the Transitory Subsidiary shall have received good standing certificates, franchise tax reports and Uniform Commercial Code, federal and state tax lien, judgment and bankruptcy searches dated not more than five (5) business days before the Closing Date with respect to the Target Stockholder and the Target and its Subsidiaries from each jurisdiction in which incorporated or qualified to transact business and all of the same being reasonably acceptable to the Buyer;

                  (xi) the Target or Target Stockholder shall have used commercially reasonable efforts to obtain estoppel certificates and landlord waivers from each lessor of real property occupied by the Target and its Subsidiaries in form and substance reasonably acceptable to the Buyer, its lender and their respective counsel;

                  (xii) all actions to be taken by the Target and Target Stockholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

                  (xiii) the Buyer shall have obtained financing, on terms acceptable to Buyer, sufficient to enable the Buyer to pay the Merger Consideration; provided, however, that if the principal balance of the FINOVA Debt is reduced, in the ordinary course of business, to

$100,000 or less during the Pre-Closing Period, and remains at $100,000 or less as of the Closing Date, then this condition shall be deemed satisfied by Buyer;

                  (xiv) the Buyer, Target and Modine shall have agreed on (1) the terms of repayment of amounts past due to Modine from Target as of the Closing Date, which terms shall be reasonably acceptable to the Buyer, shall not require the payment of more than $250,000 during the thirty (30) day period beginning on the Closing Date, and shall provide for the forgiveness by Modine of $200,000 of the amount due from the Target to Modine, exclusive of service charges; and (2) a marketing plan for Modine products and credit terms for future purchases by Target from Modine, which terms shall be reasonably acceptable to the Buyer; and

                  (xv) the balance, including principal and accrued interest, outstanding as of the Closing Date with respect to the FINOVA Debt shall be less than or equal to $1,425,000 (unless otherwise authorized in writing by the Pre-Closing Board), and the Buyer and FINOVA shall have agreed on the terms of repayment of the FINOVA Debt, and FINOVA shall have agreed to (1) release the Target from all liability for other amounts due from the Target Stockholder or its Affiliates to FINOVA, and (2) terminate all of its security interests in the assets of the Target and release all other collateral relating to the Target, including any shares of the Target which have been pledged to FINOVA by the Target Stockholder, upon payment in full of the FINOVA Debt.

             The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6(a) if they execute a writing so stating at or prior to the Closing.

             (b) Conditions to Obligation of the Target and the Target Stockholder. The obligation of each of the Target and the Target Stockholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 4(b), above, shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding (other than any action, whether voluntary or involuntary, against the Target or the Target Stockholder under the Bankruptcy Code) shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

                  (iv) each of the Buyer and the Transitory Subsidiary shall have delivered to the Target and the Target Stockholder a certificate, in form and substance reasonably acceptable to the Target, the Target Stockholder and their counsel, to the effect that each of the conditions specified above in
Section 6(b)(i)-(iii) is satisfied in all respects;

                  (v) this Agreement and the Merger shall have received the approval of the Target Stockholder's board of directors;

                  (vi) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(d) and 4(a)(iii) and (b)(iv), above;

                  (vii) the Target and the Target Stockholder shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion in form and substance reasonably acceptable to the Target, the Target Stockholder and their counsel, addressed to the Target and the Target Stockholder, and dated as of the Closing Date; and

                  (viii) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

             The Target and the Target Stockholder may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.


         7. TERMINATION.

             (a) Termination of this Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) The Parties may terminate this Agreement by written consent executed by all of them at any time prior to the Closing Date.

                  (ii) The Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Closing Date (A) in the event the Target has breached any representation, warranty, or covenant contained in this Agreement in any material respect; the Buyer or the Transitory Subsidiary has notified the Target of the breach; and the breach has continued without cure for a period of 30 days after the notice of breach has been given to the Target; or (B) if the Closing shall not have occurred within one hundred twenty (120) days following the date of this Agreement by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement).

                  (iii) The Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Closing Date (A) in the event the Buyer or the Transitory Subsidiary has breached any representation, warranty, or covenant contained in this Agreement in any material respect; the Target has notified the Buyer and the

Transitory Subsidiary of the breach; and the breach has continued without cure for a period of 30 days after the notice of breach; or (B) if the Closing shall not have occurred within one hundred twenty (120) days following the date of this Agreement by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target or Target Stockholder breaching any representation, warranty, or covenant contained in this Agreement).

             (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a), above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(f), above, shall survive any such termination.


         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

             (a) Indemnification Provisions for Benefit of the Buyer.

                  (i) In the event either of the Target or Target Stockholder breaches (or in the event any third party alleges facts that, if true, would mean either of the Target or Target Stockholder has breached) any of its representations, warranties, and covenants contained herein, and, provided that the Buyer makes a written claim for indemnification against the Target Stockholder pursuant to Section 10(h) below within the applicable survival period, then the Target Stockholder agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Target Stockholder shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Target or Target Stockholder contained in Section 3 and
Section 4(a) above until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $15,000 aggregate threshold (at which point the Target Stockholder will be obligated to indemnify the Buyer from and against all such Adverse Consequences only in excess of such aggregate threshold).

                  (ii) The Target Stockholder agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Target and its Subsidiaries (x) for any Taxes of the Target and its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 9(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Financial Statements (rather than in any notes thereto), and (y) for the unpaid Taxes of any Person (other than any of the Target and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (iii) Target and Target Stockholder also expressly agree to indemnify Buyer against any and all liability relating to the Oakhurst Plan. Buyer may make a written claim for such indemnification against Target Stockholder pursuant to Section 10(h) below at any time, subject, however, to
Section 10(a), below.

             (b) Indemnification Provisions for Benefit of the Target Stockholder. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, provided that the Target Stockholder makes a written claim for indemnification against the Buyer pursuant to Section 10(h) below within the applicable survival period, then the Buyer agrees to indemnify the Target Stockholder from and against the entirety of any Adverse Consequences the Target Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Target Stockholder may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Buyer shall not have any obligation to indemnify the Target Stockholder from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Buyer contained in Section 4(b) above until the Target Stockholder has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $15,000 aggregate threshold (at which point the Buyer will be obligated to indemnify the Target Stockholder from and against all such Adverse Consequences only in excess of such aggregate threshold).

             (c) Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, conditioned or delayed unreasonably).

                  (iv) In the event any of the conditions in Section 8(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

             (d) Determination of Adverse Consequences. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

             (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the transactions contemplated by this Agreement.

         9. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Buyer and Target Stockholder for certain tax matters following the Closing Date:

             (a) Tax Periods Ending on or Before the Closing Date. The Target Stockholder shall prepare or cause to be prepared and file or cause to be filed all Tax Returns, and pay all taxes due with respect thereto, for the Target and its Subsidiaries for all periods ending on or prior to the Closing Date.

             (b) Tax Periods Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target and its Subsidiaries, and pay all taxes with respect thereto, for Tax periods which begin after the Closing Date.

             (c) Cooperation on Tax Matters.

                  (i) Buyer, the Target and its Subsidiaries and Target Stockholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and its Subsidiaries and Target Stockholder agree (1) to retain all books and records with respect to Tax matters pertinent to the Target and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Target Stockholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (2) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target and its Subsidiaries or Target Stockholder, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Buyer and Target Stockholder further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) Buyer and Target Stockholder further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

             (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Target and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Target and its Subsidiaries shall not be bound thereby or have any liability thereunder.

             (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any similar tax imposed in other states or subdivisions), shall be paid by Target Stockholder when due, and Target Stockholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


         10. MISCELLANEOUS.

             (a) Survival. All of the representations and warranties of each of the Parties hereto contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and shall continue in full force and effect for a period of 3 years thereafter (subject to any applicable statutes of limitations) with the exception of the representations and warranties of Target and Target Stockholder contained in Sections 3(l), (z) and
(bb) of this Agreement, which shall continue in full force and effect without limitation as to time.

             (b) Press Releases and Public Announcements. The parties shall consult with each other on the form and substance of a press release to be issued promptly after the execution and delivery of this Agreement, it being understood that the Target Stockholder as a publicly traded company will have an obligation to do so. Nothing however herein shall prevent a party from making any such press release that it in good faith believes is required by law or good corporate governance.

             (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 5(h), above, concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

             (d) Entire Agreement. This Agreement (including the schedules and exhibits referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

             (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

             (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (h) Notices. All notices, claims, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a Party when either sent (i) by hand delivery to such Party against a written receipt therefor; or
(ii) by a nationally-recognized delivery service with instructions to provide next-business-day delivery and proof of delivery to such Party -

         If to the Target and/or        Oakhurst Company, Inc.
           Target Stockholder at:       c/o Mezzanine Management
                                        100 First Stamford Place - Suite 600
                                        Stamford, Connecticut  06902
                                        Attention: Robert M. Davies,
                                                   Chairman and CEO

         With a copy to:                Roger M. Barzun, Esq.
                                        60 Hubbard Street
                                        P.O. Box 767
                                        Concord, Massachusetts  01742

         If to Buyer and/or             A.C.F. Imports, Inc.
         Transitory Subsidiary at:      70 Empire Drive
                                        West Seneca, New York  14224
                                        Attention: John Romanelli, President

         With a copy to:                Anthony D. Mancinelli, Esq.
                                        Harter, Secrest & Emery LLP
                                        One HSBC Center, Suite 3550
                                        Buffalo, New York 14203

             or to such other Persons or addresses as may be designated in writing by the Party to receive such notice, claim, demand or other communication. Any notice shall be deemed delivered when received by the Party to which it is addressed, as evidenced by a receipt signed by a representative of such Party, or by the receipt of the courier service.

             (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

             (j) Amendments and Waivers. The Parties may amend any provision of this Agreement at any time prior to the Closing Date with the prior authorization of their respective boards of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

             (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

             (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including but not limited to any enumerated items.

             (n) Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         [the remainder of this page has been left blank intentionally]



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


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

A.C.F. IMPORTS, INC.                        DOWLING'S FLEET SERVICE CO., INC.



By:                                         By:
   ---------------------------------           -------------------------------
   Patricia M. Nolan, Vice President           Roger M. Barzun, Vice President


A.C.F. ACQUISITION, INC.                    OAKHURST COMPANY, INC.



By:                                         By:
   ---------------------------------           -------------------------------
   Patricia M. Nolan, Vice President           Maarten D. Hemsley, President






                                       38